UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 22, 2024

Enviri Corporation
(Exact name of Company as specified in its charter)

Delaware	001-03970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square 100-120 North 18th Street, 17th Floor		19103
Philadelphia,	Pennsylvania
(Address of principal executive offices)		(Zip Code)

(267)	857-8715
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.25 per share	NVRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant's Certifying Accountant.

The Audit Committee of the Board of Directors (the “Audit Committee”) of Enviri Corporation (the “Company”) authorized management to initiate a strategic request-for-proposal process soliciting proposals from accounting firms to provide audit services to the Company as its independent registered public accounting firm for the fiscal year ending December 31, 2025. The objective of this process is to practice good corporate governance with respect to the retention of the Company’s independent registered public accounting firm as outlined in the Company’s audit committee charter, including on-going evaluation of the firm’s qualifications, independence, and renumeration. Management requested proposals from several independent registered public accounting firms, including PricewaterhouseCoopers LLP (“PwC”), the Company’s current independent registered public accounting firm, in the process.

On November 22, 2024, PwC notified the Audit Committee that it would not be able to meet the Company’s economic expectations and, therefore, had decided not to participate in the request-for-proposal process and to decline to stand for re-election as the Company’s independent registered public accounting firm for fiscal year 2025. PwC’s decision was not the result of any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Unless PwC and the Audit Committee of the Board agree otherwise, PwC will cease providing services to the Company following the filing of its Annual Report on Form 10-K for the year ending December 31, 2024.

The reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2023 and 2022, and the subsequent interim period through November 22, 2024, there were (i) no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its report for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim period through November 22, 2024.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided PwC with a copy of this Current Report on Form 8-K and requested that PwC furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree, as required by SEC rules. A copy of PwC’s letter, dated November 29, 2024, stating its agreement with the above statements, is attached as Exhibit 16.1 to this report.

The Company will disclose its engagement of a new independent registered public accounting firm once the evaluation process has been completed by the Company and the Audit Committee of the Board and as required by, and in accordance with, the SEC’s rules and regulations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from PwC to the U.S. Securities and Exchange Commission dated November 29, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRI CORPORATION

Date: November 29, 2024	/s/ Russell C. Hochman
Russell C. Hochman
Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary